Loretta J. Mester to Join RenaissanceRe Holdings Ltd. Board of Directors
Pembroke, Bermuda, November 6, 2024 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (“RenaissanceRe” or the “Company”) today announced today that Loretta J. Mester has been appointed to serve as an independent director of the Company effective November 6, 2024 and that, at such time, Brian G. J. Gray, who served as a member of the Board since 2013, retired as a director.
Kevin J. O’Donnell, President and Chief Executive Officer of RenaissanceRe, said, “On behalf of RenaissanceRe and my fellow directors, we are delighted to announce Loretta’s appointment to our Board. Loretta joins us following an exemplary career at the Federal Reserve, including a decade as President of the Federal Reserve Bank of Cleveland. Her deep understanding of macroeconomic policy, global financial systems and management of systemic risk will further RenaissanceRe’s purpose of protecting communities and enabling prosperity in an increasingly volatile world. I would also like to thank Brian for his 11 years of service on our Board. As an industry expert, Brian’s guidance has been invaluable to the Company and my fellow directors as we have expanded RenaissanceRe’s global footprint and diversified our underwriting portfolio. We are grateful to Brian for his important contributions and welcome Loretta to the Board.”
James L. Gibbons, Non-Executive Chair of RenaissanceRe’s Board, added, “The RenaissanceRe Board is pleased to welcome Loretta as a director. Loretta is a recognized thought leader and a seasoned executive with nearly four decades of experience setting economic policy. The Board looks forward to working with Loretta and is confident that her expertise will support us in stewarding the organization on behalf of our shareholders. We also thank Brian for his contributions to our Board, including insights as an industry leader which supported the Board in performing our oversight role during a period of rapid growth, driven in part by three highly successful acquisitions. We also thank Brian for his contributions as the Chair of the Investment and Risk Management Committee as well as his roles on the Transaction and Offerings Committees.”
Dr. Mester most recently served as the President and CEO of the Federal Reserve Bank of Cleveland from 2014 until her retirement earlier this year. Previously, she served at the Federal Reserve Bank of Philadelphia, as the executive vice president and director of research.
Dr. Mester is an adjunct professor of finance at the Wharton School of the University of Pennsylvania and previously taught at New York University’s Ph.D. program in finance.
She is also engaged in the community, serving as a trustee of the Cleveland Clinic, a director of the Council for Economic Education, a trustee of the Musical Arts Association (Cleveland Orchestra), a founding director of the Financial Intermediation Research Society, a member of the senior council of the Central Bank Research Association, and a member of the Advisory Board of the Financial Intermediation Network of European Studies. She recently joined the Board of The Haverford Trust Company.

She holds a B.A. in mathematics and economics from Barnard College of Columbia University and M.A. and Ph.D. degrees in economics from Princeton University, where she was a National Science Foundation Fellow.
About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching desirable risk with efficient capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Canada, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this Press Release, including any statements regarding any future results of operations and financial positions, business strategy, plan and any objectives for future operations, reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

###
Investor Contact:
RenaissanceRe Holdings Ltd.
Keith McCue
Senior Vice President, Finance & Investor Relations
441-239-4830

Media Contacts:
RenaissanceRe Holdings Ltd.
Hayden Kenny
Senior Vice President, Investor Relations & Communications
441-239-4946

Kekst CNC
Nicholas Capuano
917-842-7859